UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of iHeartMedia, Inc., the indirect parent of iHeartCommunications, Inc. (“iHeartMedia”), approved the terms and conditions governing the iHeartMedia, Inc. 2018 Key Employee Incentive Plan (the “2018 KEIP”) and quarterly bonus opportunities for the second, third and fourth quarters of 2018 for certain key employees of iHeartMedia. The 2018 KEIP and the quarterly bonus opportunities described below are subject to approval by the United States Bankruptcy Court for the Southern District of Texas.

Under the 2018 KEIP, each participant is eligible to earn a performance bonus in cash at the end of each of the second, third and fourth quarters of 2018 (the “Quarterly Bonuses”), depending upon the extent to which certain performance goals have been achieved for each such quarter. In addition to being measured on a quarterly basis, the performance goals will be measured cumulatively from April 1, 2018 through the end of each of the third and fourth quarters of 2018 and a participant will be eligible to earn, in addition to the Quarterly Bonuses for the third and fourth quarters, an amount equal to the Quarterly Bonuses based on achievement of the cumulative performance goals minus the Quarterly Bonuses actually paid for each such quarter. In order to earn a Quarterly Bonus for any quarter, a participant must generally remain employed by iHeartMedia through the end of the applicable quarter. A participant whose employment with iHeartMedia terminates due to death or disability or by iHeartMedia without “cause” or by the participant for “good reason” prior to the end of the applicable quarter will receive a pro-rated portion of the bonus that would otherwise have been earned for that quarter.

The Compensation Committee approved the following Quarterly Bonus opportunities under the 2018 KEIP for the following named executive officers:

Robert W. Pittman, Chairman and Chief Executive Officer, will be eligible to earn a target Quarterly Bonus for each of the second, third and fourth quarters of 2018 of $2,325,000.

Richard J. Bressler, President, Chief Operating Officer and Chief Financial Officer, will be eligible to earn a target Quarterly Bonus for each of the second, third and fourth quarters of 2018 of $1,325,000.

Robert H. Walls, Jr., Executive Vice President, General Counsel and Secretary, will be eligible to earn a target Quarterly Bonus for each of the second, third and fourth quarters of 2018 of $225,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: May 7, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary